Exhibit 10.13
Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule24b-2 promulgated under the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.
9 July 2009
The Australian Traffic Network Pty Limited
Level 42
100 Miller Street
Sydney NSW 2060
Att: Mr Bill Pezzimenti
Dear Mr Pezzimenti
VARIATION TO CONTRACT BETWEEN THE AUSTRALIAN TRAFFIC NETWORK PTY LIMITED (“ATN”) AND AUSTEREO PTY LIMITED (“AUSTEREO”)
I refer to the above agreement between ATN and Austereo that commenced on 1 July 2008 (the “Agreement”) in relation to the provision of Traffic Reports (including Tags) by ATN to be broadcast by Austereo on its Stations (all capitalised terms are as defined in the Agreement).
The parties hereby agree to vary the terms of the Agreement as follows:
1.	Commencing on 1 July 2009, for 50 weeks per annum until the end of the Term, an extra scheduled spot will be provided to ATN at 6.40pm from Monday to Friday for B105 FM, Fox FM and 2Day FM (750 extra spots per annum);

2.	For 50 weeks per annum until the end of the Term, an extra scheduled spot will be provided to ATN at 6.55pm Monday to Thursday for Triple M, Melbourne (200 extra spots per annum). For the avoidance of doubt, an extra spot for Triple M, Melbourne has already been provided to ATN on Fridays since the beginning of the AFL season. ATN will not be charged for this spot for the remainder of the Term of this Agreement; and

3.	The Fee set out in Item 2 of Schedule C of the Agreement shall be increased to $[***] per annum exclusive of GST, in monthly installments of $[***] which reflects an $[***] ($[***]per spot) increase in the value of the Agreement per annum.
The parties confirm that all other terms and conditions contained in the Agreement remain unchanged and in operation.
Can you, please confirm your acceptance of the above variation to the Agreement by counter-signing below and returning a copy marked to my attention.

Yours sincerely

/s/ Geriant Davies
Geraint Davies
Chief Operating Officer Austereo Pty Limited

We agree to the variation to the Agreement as set above:

/s/ Bill Pezzimenti
Signed by its Authorised Officer
The Australian Traffic Network Pty Limited

Name: Bill Pezzimenti
Dated: 12/08/09